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                                                                     Exhibit (i)


                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000



                                          October 12, 1999




DCM Series Trust
7 Wells Avenue
Newton, MA 02459

Dear Sirs:


         With respect to the Registration Statement on Form N-1A (File No. 333-84809) the ("Registration Statement") filed by the DCM Series Trust (the "Trust") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an indefinite number of shares of Beneficial Interest of $0.001 par value of the Trust (the "Shares"), we have examined such Trust records and other documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and on the basis of such examination and review, we advise you that, in our opinion, proper trust proceedings have been taken by the Trust so that the Shares have been validly authorized, and when the Shares have been issued and sold in accordance with the terms contained in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Counsel" in the Statement of Additional Information forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Choate, Hall & Stewart

                                          Choate, Hall & Stewart